CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2004 Q2	2004 Q1	2003 Q4	2003 Q3	2003 Q2

Earnings (Reported Basis)
Net Interest Income	$711.0	$732.0	$664.1	$703.9	$682.3
Non-Interest Income	1,396.1	1,443.1	1,437.5	1,363.2	1,310.6
Total Revenue(1)	2,107.1	2,175.1	2,101.6	2,067.1	1,992.9
Provision for Loan Losses	242.3	243.7	390.4	364.1	387.1
Marketing Expenses	253.8	255.1	290.1	316.0	270.6
Operating Expenses	975.0 (2)	969.7	999.3	925.8	881.0
Income Before Taxes and Accounting Change	636.0	706.6	421.7	461.2	454.2
Tax Rate	36.0%	36.2%	37.0%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(3)	—	—	—	15.0	—
Net Income	$407.4	$450.8	$265.7	$275.5	$286.2

Common Share Statistics
Basic EPS	$1.74	$1.94	$1.16	$1.23	$1.28
Diluted EPS	$1.65	$1.84	$1.11	$1.17	$1.23
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$29.90	$28.54	$25.75	$24.53	$23.37
Stock Price Per Share (period end)	$68.38	$75.43	$61.29	$57.04	$49.18
Total Market Capitalization (period end)	$16,514.5	$18,084.9	$14,405.7	$13,073.6	$11,170.0
Shares Outstanding (period end)	241.5	239.8	235.0	229.2	227.1
Shares Used to Compute Basic EPS	234.7	232.0	228.1	224.6	223.7
Shares Used to Compute Diluted EPS	247.6	245.4	239.2	236.3	232.6

Reported Balance Sheet Statistics (period avg.)
Average Loans	$33,290	$32,878	$31,297	$28,949	$27,101
Average Earning Assets	$45,705	$44,112	$40,792	$38,133	$36,298
Average Assets	$50,020	$47,699	$45,002	$41,704	$39,678
Average Equity	$6,943	$6,443	$5,887	$5,424	$5,148
Return on Average Assets (ROA)	3.26%	3.78%	2.36%	2.64%	2.89%
Return on Average Equity (ROE)	23.47%	27.99%	18.05%	20.32%	22.24%

Reported Balance Sheet Statistics (period end)
Loans	$34,551	$33,172	$32,850	$30,618	$26,849
Total Assets	$50,070	$49,146	$46,284	$43,446	$40,367
Capital (4)	$8,057	$7,675	$6,882	$6,450	$6,130
Loan growth	$1,379	$321	$2,232	$3,769	$(785)
% Loan Growth Q Over Q (annualized)	17%	4%	29%	56%	(11)%
% Loan Growth Y Over Y	29%	20%	20%	11%	10%
Capital to Assets Ratio	16.09%	15.62%	14.87%	14.85%	15.19%
Capital plus Allowance to Assets Ratio	18.94%	18.66%	18.31%	18.46%	19.12%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	(11)%	41%	(23)%	13%	(29)%
Non Interest Income Growth (annualized)	(13)%	2%	22%	16%	2%
Revenue Growth (annualized)	(13)%	14%	7%	15%	(9)%
Net Interest Margin	6.22%	6.64%	6.51%	7.38%	7.52%
Revenue Margin	18.44%	19.72%	20.61%	21.68%	21.96%
Risk Adjusted Margin (5)	15.73%	16.62%	17.02%	17.66%	17.16%
Operating Expense as a % of Revenues	46.27%	44.58%	47.55%	44.79%	44.21%
Operating Expense as a % of Avg Loans (annualized)	11.72%	11.80%	12.77%	12.79%	13.00%

Asset Quality Statistics (Reported)
Allowance	$1,425	$1,495	$1,595	$1,570	$1,590
30+ Day Delinquencies	$1,351	$1,266	$1,573	$1,540	$1,507
Net Charge-Offs	$310	$342	$366	$383	$436
Allowance as a % of Reported Loans	4.12%	4.51%	4.86%	5.13%	5.92%
Delinquency Rate (30+ days)	3.91%	3.82%	4.79%	5.03%	5.61%
Net Charge-Off Rate	3.72%	4.17%	4.68%	5.30%	6.43%

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2004 - $263.5 million, Q1 2004 - $285.5 million, Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, and Q2 2003 - $497.3 million.

(2)	Includes $56.0 million in employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives.

(3)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(4)	Includes preferred interests and mandatory convertible securities.

(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q2	2004 Q1	2003 Q4	2003 Q3	2003 Q2

Earnings (Managed Basis)
Net Interest Income	$1,585.4	$1,677.1	$1,571.7	$1,500.8	$1,457.5
Non-Interest Income	1,011.3	1,014.5	1,077.5	1,049.2	1,046.0
Total Revenue(2)	2,596.7	2,691.6	2,649.2	2,550.0	2,503.5
Provision for Loan Losses	731.9	760.1	938.0	847.0	897.7
Marketing Expenses	253.8	255.1	290.1	316.0	270.6
Operating Expenses	975.0 (3)	969.7	999.3	925.8	881.0
Income Before Taxes and Accounting Change	636.0	706.6	421.7	461.2	454.2
Tax Rate	36.0%	36.2%	37.0%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(4)	—	—	—	15.0	—
Net Income	$407.4	$450.8	$265.7	$275.5	$286.2

Managed Balance Sheet Statistics (period avg.)
Average Loans	$72,327	$71,148	$68,679	$63,691	$59,916
Average Earning Assets	$82,905	$80,495	$76,277	$71,022	$67,451
Average Assets	$88,473	$85,324	$81,733	$75,831	$71,913
Return on Average Assets (ROA)	1.84%	2.11%	1.30%	1.45%	1.59%

Managed Balance Sheet Statistics (period end)
Loans	$73,367	$71,817	$71,245	$67,260	$60,736
Total Assets	$88,317	$87,197	$83,999	$79,465	$73,636
Loan Growth	$1,550	$572	$3,985	$6,524	$1,522
% Loan Growth Q over Q (annualized)	9%	3%	24%	43%	10%
% Loan Growth Y over Y	21%	21%	19%	18%	14%
Capital to Assets Ratio	9.12%	8.80%	8.19%	8.12%	8.33%
Capital plus Allowance to Assets Ratio	10.74%	10.52%	10.09%	10.09%	10.48%
Number of Accounts (000’s)	46,591	46,712	47,038	46,406	45,785
% Off-Balance Sheet Securitizations	53%	53%	53%	54%	55%
% at Introductory Rate	6%	8%	10%	11%	10%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	(22)%	27%	19%	12%	(13)%
Non Interest Income Growth (annualized)	(1)%	(23)%	11%	1%	7%
Revenue Growth (annualized)	(14)%	6%	16%	7%	(5)%
Net Interest Margin	7.65%	8.33%	8.24%	8.45%	8.64%
Revenue Margin	12.53%	13.38%	13.89%	14.36%	14.85%
Risk Adjusted Margin (5)	8.67%	9.11%	9.10%	9.48%	9.23%
Operating Expense as a % of Revenues	37.55%	36.03%	37.72%	36.31%	35.19%
Operating Expense as a % of Avg Loans (annualized)	5.39%	5.45%	5.82%	5.81%	5.88%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$2,756	$2,731	$3,178	$3,126	$3,004
Net Charge-Offs	$800	$859	$914	$866	$946
Delinquency Rate (30+ days)	3.76%	3.80%	4.46%	4.65%	4.95%
Net Charge-Off Rate	4.42%	4.83%	5.32%	5.44%	6.32%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2004 - $263.5 million, Q1 2004 - $285.5 million, Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, and Q2 2003 - $497.3 million.

(3)	Includes $56.0 million in employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives.

(4)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q2	2004 Q1	2003 Q4	2003 Q3	2003 Q2

Segment Statistics
US Card:
Loans receivable	$45,247	$45,298	$46,279	$44,300	$39,318
Net income (loss)	$384.1	$386.8	$322.7	$276.2	$274.2
Net charge-off rate	5.19%	5.41%	6.16%	6.16%	7.63%
Delinquency Rate (30+ days)	3.95%	3.99%	4.60%	4.88%	5.42%
Auto Finance:
Loans receivable	$9,383	$8,834	$8,467	$8,008	$7,380
Net income (loss)	$52.7	$30.7	$34.4	$27.3	$44.0
Net charge-off rate	2.53%	4.13%	4.30%	5.10%	4.22%
Delinquency Rate (30+ days)	5.59%	5.44%	7.55%	7.07%	6.97%
Global Financial Services:
Loans receivable	$18,723	$17,643	$16,508	$14,960	$14,046
Net income (loss)	$46.1	$50.9	$3.3	$21.0	$25.5
Net charge-off rate	3.43%	3.60%	3.69%	3.78%	3.95%
Delinquency Rate (30+ days)	2.50%	2.63%	2.70%	2.87%	2.81%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended June 30, 2004

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)

Income Statement Measures
Net interest income	$711,017	$874,453	$1,585,470
Non-interest income	$1,396,064	$(384,766)	$1,011,298
Total revenue	$2,107,081	$489,687	$2,596,768
Provision for loan losses	$242,256	$489,687	$731,943
Net charge-offs	$309,787	$489,687	$799,474

Balance Sheet Measures
Consumer loans	$34,551,343	$38,816,009	$73,367,352
Total assets	$50,069,661	$38,247,397	$88,317,058
Average consumer loans	$33,290,487	$39,036,733	$72,327,220
Average earning assets	$45,705,396	$37,199,690	$82,905,086
Average total assets	$50,020,115	$38,452,658	$88,472,773
Delinquencies	$1,350,969	$1,405,289	$2,756,258

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	June 30 2004	March 31 2004	June 30 2003
Assets:
Cash and due from banks	$346,978	$323,346	$296,551
Federal funds sold and resale agreements	1,082,939	1,257,666	2,320,658
Interest-bearing deposits at other banks	290,242	188,237	578,479

Cash and cash equivalents	1,720,159	1,769,249	3,195,688
Securities available for sale	8,946,836	9,149,440	5,418,817
Consumer loans	34,551,343	33,171,516	26,848,578
Less: Allowance for loan losses	(1,425,000)	(1,495,000)	(1,590,000)

Net loans	33,126,343	31,676,516	25,258,578
Accounts receivable from securitizations	3,972,754	4,008,809	4,092,961
Premises and equipment, net	868,203	898,802	760,376
Interest receivable	234,348	236,852	200,517
Other	1,201,018	1,406,757	1,439,714

Total assets	$50,069,661	$49,146,425	$40,366,651

Liabilities:
Interest-bearing deposits	$24,178,756	$23,610,851	$19,821,881
Senior and subordinated notes	7,727,810	7,224,798	5,987,125
Other borrowings	7,885,340	8,254,383	6,237,419
Interest payable	256,293	245,172	230,836
Other	2,800,405	2,968,993	2,782,400

Total liabilities	42,848,604	42,304,197	35,059,661
Stockholders’ Equity:
Common stock	2,428	2,411	2,284
Paid-in capital, net	2,348,401	2,218,861	1,762,469
Retained earnings and cumulative other comprehensive income	4,919,656	4,670,384	3,591,403
Less: Treasury stock, at cost	(49,428)	(49,428)	(49,166)

Total stockholders’ equity	7,221,057	6,842,228	5,306,990

Total liabilities and stockholders’ equity	$50,069,661	$49,146,425	$40,366,651

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30 2004	March 31 2004	June 30 2003	June 30 2004	June 30 2003
Interest Income:
Consumer loans, including past-due fees	$1,019,076	$1,035,017	$960,124	$2,054,093	$1,973,406
Securities available for sale	76,081	63,716	47,895	139,797	90,826
Other	56,789	65,998	62,261	122,787	112,614

Total interest income	1,151,946	1,164,731	1,070,280	2,316,677	2,176,846

Interest Expense:
Deposits	244,978	239,512	220,640	484,490	429,948
Senior and subordinated notes	124,809	124,418	99,120	249,227	197,699
Other borrowings	71,142	68,779	68,257	139,921	132,132

Total interest expense	440,929	432,709	388,017	873,638	759,779

Net interest income	711,017	732,022	682,263	1,443,039	1,417,067
Provision for loan losses	242,256	243,668	387,097	485,924	762,948

Net interest income after provision for loan losses	468,761	488,354	295,166	957,115	654,119

Non-Interest Income:
Servicing and securitizations	868,041	917,669	742,696	1,785,710	1,472,385
Service charges and other customer-related fees	368,469	354,493	402,970	722,962	844,196
Interchange	117,329	105,595	89,141	222,924	174,492
Other	42,225	65,377	75,815	107,602	124,152

Total non-interest income	1,396,064	1,443,134	1,310,622	2,839,198	2,615,225

Non-Interest Expense:
Salaries and associate benefits	419,695	424,392	374,245	844,087	772,712
Marketing	253,838	255,147	270,555	508,985	512,251
Communications and data processing	108,191	117,106	112,456	225,297	224,508
Supplies and equipment	74,582	88,321	87,680	162,903	171,492
Occupancy	70,494	38,719	42,755	109,213	86,329
Other	302,012	301,211	263,865	603,223	558,196

Total non-interest expense	1,228,812	1,224,896	1,151,556	2,453,708	2,325,488

Income before income taxes	636,013	706,592	454,232	1,342,605	943,856
Income taxes	228,626	255,786	168,066	484,412	349,227

Net income	$407,387	$450,806	$286,166	$858,193	$594,629

Basic earnings per share	$1.74	$1.94	$1.28	$3.68	$2.66

Diluted earnings per share	$1.65	$1.84	$1.23	$3.48	$2.58

Dividends paid per share	$0.03	$0.03	$0.03	$0.05	$0.05

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 6/30/04			Quarter Ended 3/31/04			Quarter Ended 6/30/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$33,290,487	$1,019,076	12.24%	$32,877,525	$1,035,017	12.59%	$27,101,042	$960,124	14.17%
Securities available for sale	9,291,237	76,081	3.28	7,098,951	63,716	3.59	5,386,070	47,895	3.56
Other	3,123,672	56,789	7.27	4,135,065	65,998	6.38	3,810,810	62,261	6.54

Total earning assets	$45,705,396	$1,151,946	10.08%	$44,111,541	$1,164,731	10.56%	$36,297,922	$1,070,280	11.79%

Interest-bearing liabilities:
Deposits	$23,948,154	$244,978	4.09%	$22,992,712	$239,512	4.17%	$19,178,154	$220,640	4.60%
Senior and subordinated notes	7,380,437	124,809	6.76	7,270,889	124,418	6.84	5,533,693	99,120	7.16
Other borrowings	8,488,027	71,142	3.35	7,834,046	68,779	3.51	6,682,797	68,257	4.09

Total interest-bearing liabilities	$39,816,618	$440,929	4.43%	$38,097,647	$432,709	4.54%	$31,394,644	$388,017	4.94%

Net interest spread			5.65%			6.02%			6.85%

Interest income to average earning assets			10.08%			10.56%			11.79%
Interest expense to average earning assets			3.86			3.92			4.27

Net interest margin			6.22%			6.64%			7.52%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/04			Quarter Ended 3/31/04			Quarter Ended 6/30/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$72,327,220	$2,314,957	12.80%	$71,148,287	$2,405,738	13.53%	$59,915,797	$2,110,859	14.09%
Securities available for sale	9,291,237	76,081	3.28	7,098,951	63,716	3.59	5,386,070	47,895	3.56
Other	1,286,629	9,517	2.96	2,247,996	13,056	2.32	2,148,972	12,802	2.38

Total earning assets	$82,905,086	$2,400,555	11.58%	$80,495,234	$2,482,510	12.34%	$67,450,839	$2,171,556	12.88%

Interest-bearing liabilities:
Deposits	$23,948,154	$244,978	4.09%	$22,992,712	$239,512	4.17%	$19,178,154	$220,640	4.60%
Senior and subordinated notes	7,380,437	124,809	6.76	7,270,889	124,418	6.84	5,533,693	99,120	7.16
Other borrowings	8,488,027	71,142	3.35	7,834,046	68,779	3.51	6,682,797	68,257	4.09
Securitization liability	38,514,533	374,156	3.89	37,669,211	372,723	3.96	32,249,105	326,022	4.04

Total interest-bearing liabilities	$78,331,151	$815,085	4.16%	$75,766,858	$805,432	4.25%	$63,643,749	$714,039	4.49%

Net interest spread			7.42%			8.09%			8.39%

Interest income to average earning assets			11.58%			12.34%			12.88%
Interest expense to average earning assets			3.93			4.01			4.24

Net interest margin			7.65%			8.33%			8.64%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

[Capital One® Logo]

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: July 21, 2004

Contacts:	Paul Paquin	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-2456	(703) 720-2352

Capital One Reports Second Quarter Earnings per Share

34% EPS Increase Over Year Ago Period

Company Increases 2004 Earnings Guidance

McLean, Va. (July 21, 2004) – Capital One Financial Corporation (NYSE: COF) today announced that its fully diluted earnings per share for the second quarter of 2004 increased by 34 percent over the second quarter of 2003. In addition, the company increased its 2004 earnings guidance to be between $5.60 to $5.90 per share (fully diluted).

Earnings for the second quarter of 2004 were $407.4 million, or $1.65 per share (fully diluted), compared with earnings of $286.2 million, or $1.23 per share, for the second quarter of 2003 and $450.8 million, or $1.84 per share, in the first quarter of 2004.

“Capital One’s second quarter results provide continued evidence of our strong success as a diversified consumer financial services company,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Our diversified businesses are delivering real earnings power. Capital One is on a trajectory to continue to deliver solid loan growth, coupled with strong credit performance, and improving operating efficiencies.”

During the second quarter of 2004, Capital One grew its managed loan portfolio by $1.6 billion to $73.4 billion. The company continues to expect that the managed loan growth rate for the year will be in the mid-teens and is targeting mid-teens loan growth for 2005. In addition, the company continues to expect that its marketing expense will be somewhat higher in 2004 than the $1.1 billion in 2003.

The managed charge-off rate declined to 4.42 percent in the second quarter of 2004, from 4.83 percent in the previous quarter, and 6.32 percent in the second quarter of 2003. The company expects its quarterly charge-off rate will stabilize in the 4.0 percent to 4.5 percent range in the second half of 2004 and into 2005, with seasonal variations. Additionally, after reducing its allowance for loan losses by $170.0 million in the first half of 2004, the company

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2.	Capital One Reports Second Quarter Earnings

expects to build its allowance for loan losses modestly in the second half of 2004. The managed delinquency rate (30+ days) declined to 3.76 percent as of June 30, 2004, from 3.80 percent as of the end of the previous quarter, and 4.95 percent as of June 30, 2003.

The company continues to diversify its portfolio and earnings beyond U.S. credit cards. As a result, Capital One’s managed revenue margin declined to 12.53 percent in the second quarter of 2004 from 13.38 percent in the previous quarter and 14.85 percent in the second quarter of 2003. The company expects revenue margins to move modestly lower over time, given its diversification and bias towards lower-loss assets. Annualized operating expenses as a percentage of average managed loans declined to 5.39 percent in the second quarter of 2004, from 5.45 percent in the previous quarter, and 5.88 percent in the second quarter of 2003. As part of operating expenses, the company took a charge of $56.0 million in the second quarter of 2004 for employee termination benefits and for facility consolidations related to corporate-wide cost reduction initiatives. The company expects to take additional $60 to $100 million of charges in the second half of 2004 for reorganizations and facility consolidations. These charges are accounted for in the company’s revised guidance for 2004.

“Improvements in efficiency and credit have more than offset reduced revenue margin,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “This leads us to expect an average return on managed assets for the full year of 2004 of around 1.6 percent as compared with a return on managed assets of 1.52 percent in 2003. We are targeting a similar average return on managed assets of around 1.6 percent in 2005.”

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website (www.capitalone.com), and on its Form 10-K for the fiscal year ended December 31, 2003, for 2004 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, expenses, loan growth rates, and the composition of loan growth are forward-looking statements and actual results could differ materially from current expectations due to a number

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3.	Capital One Reports Second Quarter Earnings

of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2003.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., offers automobile and other motor vehicle financing products. Capital One’s subsidiaries collectively had 46.6 million accounts and $73.4 billion in managed loans outstanding as of June 30, 2004. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Second quarter 2004 financial results, SEC Filings, and second quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (EDT) earnings conference call is accessible through the same link.